UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 5, 2013(April 4, 2013)

ANNAPOLIS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22961	52-1595772
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1000 Bestgate Road, Annapolis, Maryland 21401

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 224-4455

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Effective as of 12:01 a.m. on April 6, 2013 (the “effective time”), Annapolis Bancorp, Inc. (the “ANNB”) completed its merger (the “Merger”) with and into F.N.B. Corporation (“FNB”) pursuant to an Agreement and Plan of Merger, dated as of October 22, 2012, by and between FNB and ANNB (the “Merger Agreement”). As a result of the consummation of the transactions contemplated by the Merger Agreement, ANNB’s separate corporate existence ceased and FNB continued as the surviving corporation. As of the effective time, each share of common stock of ANNB outstanding immediately prior to the effective time (other than those to be cancelled in accordance with the Merger Agreement) was converted into and became exchangeable for the right to receive 1.143 shares of FNB common stock (provided, however, that cash will be issued in lieu of fractional shares) (the “Merger Consideration”). In addition, at the effective time, FNB paid $0.15 per share to the holders of ANNB common stock as contingent cash consideration due to the collection by ANNB’s subsidiary, BankAnnapolis (“ANNB Bank”), of $1.7 million on a certain designated loan in the Merger Agreement.

Additional information and details of the Merger Agreement were previously disclosed in the proxy statement filed by ANNB with the Securities and Exchange Commission (“SEC”) on February 27, 2013 (SEC File No. 000-22961) (the “Proxy Statement”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Appendix A in the Proxy Statement and is incorporated by reference herein.

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on April 5, 2013, ANNB notified the NASDAQ Capital Market (“NASDAQ”) that, as of the effective time, ANNB would be merged with and into FNB and each of the shares of common stock of ANNB outstanding immediately prior to the effective time of the Merger (other than those to be cancelled in accordance with the Merger Agreement) would be converted into and become exchangeable for the right to receive 1.143 shares of FNB common stock (provided, however, that cash will be issued in lieu of fractional shares) and each holder of ANNB common stock would receive $0.15 per share as contingent cash consideration due to the collection by ANNB’s subsidiary, ANNB Bank, of $1.7 million on a certain designated loan in the Merger Agreement, and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of ANNB’s common stock are no longer listed on NASDAQ.

ITEM 3.03 Material Modification to Rights of Security Holders

As of the effective time of the Merger, holders of ANNB’s common stock immediately prior to the effective time ceased to have any rights as shareholders of ANNB and were entitled only to receive the Merger Consideration.

ITEM 5.01 Changes in Control of Registrant

As of the effective time, FNB completed its acquisition of ANNB in accordance with the Merger Agreement.

As previously disclosed, on October 22, 2012, ANNB entered into the Merger Agreement. On April 4, 2013, the Merger Agreement was approved by ANNB’s shareholders at ANNB’s special meeting of shareholders (the “Special Meeting”).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective April 5, 2013, Clyde E. Culp, III, resigned from the boards of directors of ANNB and ANNB Bank. Mr. Culp cited retirement as the reason for his resignation, as evidenced in his resignation letters attached hereto as Exhibit 5.02.

Effective at 12:01 a.m on April 6, 2013, all the directors of ANNB and ANNB Bank ceased to be directors by virtue of the merger.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 4, 2013, ANNB held its Special Meeting of ANNB’s stockholders to consider the proposals set forth in the Proxy Statement. There were 4,024,040 shares of ANNB’s common stock eligible to be voted at the Special Meeting and 3,296,086 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The proposals voted upon at the Special Meeting and the vote on each proposal were as follows:

Proposal 1 – Proposal to Adopt the Merger Agreement

To approve the Agreement and Plan of Merger, dated as of October 22, 2012, between ANNB and FNB. Proposal 1 was approved by the required two-thirds majority of the votes cast. The voting results were as follow:

No. of Shares Voted For	% of Voted Shares Voted For	No. of Shares Voted Against	% of Voted Shares Voted Against	No. of Abstentions	No. of Broker Non-Vote
3,284,049	99.63%	12,037	0.37%	(0)	(0)

Proposal 2 – Advisory (Non-Binding) Vote on Golden Parachute Compensation

To approve the golden parachute compensation payable to the named executive officers of ANNB in connection with the merger. Proposal 2 was approved by the required majority of the votes cast. The voting results were as follow:

No. of Shares Voted For	% of Voted Shares Voted For	No. of Shares Voted Against	% of Voted Shares Voted Against	No. of Abstentions	No. of Broker Non-Vote
3,124,372	94.79%	124,689	3.78%	47,025	(0)

Proposal 3 – Adjournment Proposal

To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies in favor of approval and adoption of the Merger Agreement. Proposal 3 was approved by the required majority of the votes cast. The voting results were as follow:

No. of Shares Voted For	% of Voted Shares Voted For	No. of Shares Voted Against	% of Voted Shares Voted Against	No. of Abstentions	No. of Broker Non-Vote
3,262,132	98.97%	31,400	0.95%	2,554	(0)

ITEM 8.01	Other Events

In conjunction with the closing of the Merger, ANNB terminated the BankAnnapolis 401(k) Plan, effective as of April 5, 2013.

In conjunction with the closing of the Merger, ANNB terminated the Executive Supplemental Retirement Plan. The board of directors voted to settle its obligations under the plan by paying lump sums to the plan participants.

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith.

Exhibit	Description

5.02	Resignation letters of Clyde E. Culp, III from the Board of Directors of Annapolis Bancorp, Inc. and BankAnnapolis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANNAPOLIS BANCORP, INC.

Dated: April 5, 2013

/s/ Richard M. Lerner
Richard M. Lerner
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

5.02	Resignation letters of Clyde E. Culp, III from the Board of Directors of Annapolis Bancorp, Inc. and BankAnnapolis.